EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 30, 2015, Park City Group, Inc. (the “Company”) acquired of all of the outstanding shares of ReposiTrak, Inc. (“ReposiTrak”) in exchange for an aggregate total of 873,438 shares of the Company’s common stock.  The unaudited pro forma condensed combined financial statements and accompanying notes of the combined business set forth below give effect to the acquisition of ReposiTrak as a business combination using the acquisition method of accounting as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations.

The audited condensed combined balance sheet as of June 30, 2015, incorporated by reference to Report 10-K presents the acquisition on that date. The unaudited pro forma condensed combined statements of income for the year ended June 30, 2015 are presented as if the acquisition had occurred on July 1, 2014.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of the Company and ReposiTrak, our estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on the dates presented, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods. In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical financial statements and accompanying notes of the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 is incorporated herein by reference.

PARK CITY GROUP, INC.
Unaudited Pro Forma Condensed Combined Balance Sheets

Assets	June 30, 2015

Current Assets:
Cash and cash equivalents	$11,325,572
Receivables, net of allowance of $94,000 at June 30, 2015	1,640,591
Prepaid expense and other current assets	463,427

Total current assets	13,429,590

Property and equipment, net	764,442

Other assets:
Deposits and other assets	14,866
Note receivable	-
Customer relationships	2,006,951
Goodwill	20,190,935

Total other assets	22,212,752

Total assets	$36,406,784

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$817,119
Accrued liabilities	2,521,111
Deferred revenue	2,331,920
Line of credit	2,500,000
Note payable	227,301

Total current liabilities	8,397,451

Long-term liabilities:
Notes payable, less current portion	349,192
Other long-term liabilities	75,518

Total liabilities	8,822,161

Commitments and contingencies

Stockholders' equity:
Series B Preferred stock, $0.01 par value, 700,000 shares authorized; 625,375 shares issued and outstanding at June 30, 2015	6,254
Series B-1 Preferred stock, $0.01 par value, 300,000 shares authorized; 74,200 shares issued and outstanding at June 30, 2015	742
Common stock, $0.01 par value, 50,000,000 shares authorized; 18,875,586 issued and outstanding at June 30, 2015	188,759
Additional paid-in capital	70,296,496
Accumulated deficit	(42,907,628)

Total stockholders’ equity	27,584,623

Total liabilities and stockholders’ equity	$36,406,784

See accompanying notes to condensed combined financial statements.

PARK CITY GROUP, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended June 30, 2015

Revenue	$11,571,795

Operating expenses:
Cost of revenue and product support	5,256,251
Sales and Marketing	6,634,520
General and administrative	4,279,641
Depreciation and amortization	768,165
Impairment of intangibles	1,495,703
Total operating expense	18,434,280

Loss from operations	(6,862,485)

Other income (expense):
Interest expense, net	(64,262)
Total other income (expense)	(64,262)

Loss before income taxes	(6,926,747)

Provision for income taxes	-

Net loss	(6,926,747)

Dividends on preferred stock	(568,821)
Restructure of Series B Preferred	(2,141,980)

Net loss applicable to common shareholders	$(9,637,548)

Weighted average shares, basic and diluted	18,248,000
Basic and diluted loss per share	$(0.53)

See accompanying notes to condensed combined financial statements.

PARK CITY GROUP, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1.	BASIS FOR PRESENTATION

On June 30, 2015, Park City Group, Inc. (the “Company”) acquired of all of the outstanding shares of ReposiTrak, Inc. (“ReposiTrak”) in exchange for an aggregate total of 873,438 shares of the Company’s common stock.

The acquisition of ReposiTrak was accounted for pursuant to FASB ASC 805, Business Combinations. In accordance with ASC 805, we recognized separately from goodwill the fair value of the identifiable assets acquired and the liabilities assumed at the acquisition date as defined by FASB ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date was measured as the excess of consideration transferred and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

The balance sheet as of June 30, 2015 is inclusive of the acquisition as it occurred on the balance sheet date. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2015 are presented as if the acquisition had occurred on July 1, 2014.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of the Company and ReposiTrak, our estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances.

In addition, the audited and unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these audited and unaudited pro forma financial statements.

NOTE 2.	PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

The assets acquired and the liabilities assumed of ReposiTrak have been recorded at their respective fair values.  The total consideration paid to acquire ReposiTrak was $10,830,897, approximately $9,000 of which was for direct transaction costs associated with the issuance of equity.  The net acquisition cost of $10,799,778 excludes $31,119 of cash acquired from ReposiTrak.  The net acquisition cost was allocated based on the fair value of the assets acquired and liabilities assumed, as follows:

Receivables	$152,340
Prepaid expenses	17,500
Customer relationships	2,006,951
Goodwill	15,385,002
Accounts payable	(128,126)
Deferred revenue	(598,232)

Net assets acquired	16,835,435

Common stock issued	10,821,897
Receivables eliminated in consolidation	6,035,657

Cash received in acquisition	$22,119

The number of shares of our common stock issued for the acquisition was 873,438 shares.  The fair value of the shares issued was determined using the closing price of our common stock on June 30, 2015.

NOTE 3.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based on independent historical results for Park City Group, Inc. and ReposiTrak, Inc.  For purposes of these combined statements as required by GAAP principals of consolidation all intercompany transactions and balances have been eliminated.